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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (the "Registration Statement") of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), relating to the registration of shares of the Company's common stock, of information contained in our reserve report that is summarized as of December 31, 2004 in our summary letter dated March 29, 2005, relating to the oil and gas reserves and revenue, as of December 31, 2004, of certain interests of the Company.

         We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statement and the Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

                                                   /s/ RYDER SCOTT COMPANY, L.P.

Houston, Texas
July 11, 2005